Exhibit 99.1

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Third Quarter 2025 Results

and Increases Common Stock Dividend

JACKSONVILLE, Fla. (October 28, 2025) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the quarterly period ended September 30, 2025, and provided updated 2025 earnings guidance. For the three months ended September 30, 2025 and 2024, Net Income Attributable to Common Shareholders was $0.58 and $0.54, respectively, per diluted share.

Third Quarter 2025 Highlights

•
Reported Nareit FFO of $1.15 per diluted share and Core Operating Earnings of $1.09 per diluted share
•
Increased Same Property Net Operating Income ("NOI") year-over-year, excluding termination fees, by 4.8%
•
Raised 2025 Nareit FFO guidance to a range of $4.62 to $4.64 per diluted share and 2025 Core Operating Earnings guidance to a range of $4.39 to $4.41 per diluted share
•
The midpoint of increased 2025 Nareit FFO per share guidance represents more than 7% year-over-year growth
•
Raised 2025 guidance for Same Property NOI year-over-year growth, excluding termination fees, to a range of +5.25% to +5.5%
•
Same Property percent leased ended the quarter at 96.4%, an increase of 40 basis points year-over-year, and Same Property percent commenced ended the quarter at 94.4%, up 190 basis points year-over-year
•
Executed 1.8 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of +12.8% on a cash basis and +22.9% on a straight-lined basis
•
Started more than $170 million of new development and redevelopment projects in the quarter, bringing year-to-date total project starts to approximately $220 million
•
As of September 30, 2025, Regency's in-process development and redevelopment projects had estimated net project costs of $668 million at a blended estimated yield of 9%
•
Acquired a portfolio of five shopping centers located within the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million
•
Pro-rata net debt and preferred stock to TTM operating EBITDAre at September 30, 2025 was 5.3x
•
Subsequent to quarter end, on October 27, 2025, Regency's Board of Directors (the "Board") declared a quarterly cash dividend on the Company's common stock of $0.755 per share, an increase of more than 7%

“We are pleased to report another quarter of exceptional results, highlighted by strong Same Property NOI, enabling us to raise our our full-year earnings growth outlook. Driven by this continued success and our strong performance, we are also increasing our common dividend by more than 7%,” said Lisa Palmer, President and Chief Executive Officer. “Our results reflect the tremendous talent of our team, driving strong revenue growth and successfully executing on our capital allocation strategy. So far this year, we have deployed more than $750 million of capital into accretive investments, enhancing our strong organic growth.”

Exhibit 99.1

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended September 30, 2025, Net Income Attributable to Common Shareholders was $106.0 million, or $0.58 per diluted share, compared to Net Income Attributable to Common Shareholders of $98.1 million, or $0.54 per diluted share, for the same period in 2024.

Nareit FFO

•
For the three months ended September 30, 2025, Nareit FFO was $213.5 million, or $1.15 per diluted share, compared to $195.1 million, or $1.07 per diluted share, for the same period in 2024.

Core Operating Earnings

•
For the three months ended September 30, 2025, Core Operating Earnings was $202.6 million, or $1.09 per diluted share, compared to $187.8 million, or $1.03 per diluted share, for the same period in 2024.

Portfolio Performance

Same Property NOI

•
Third quarter 2025 Same Property NOI, excluding termination fees, increased by 4.8% compared to the same period in 2024.
o
Same Property base rent growth contributed 4.7% to Same Property NOI growth in the third quarter.

Occupancy

•
As of September 30, 2025, Regency’s Same Property portfolio was 96.4% leased, an increase of 40 basis points compared to September 30, 2024.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.0%, an increase of 10 basis points compared to September 30, 2024.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.9%, an increase of 80 basis points compared to September 30, 2024.
•
As of September 30, 2025, Regency’s Same Property portfolio was 94.4% commenced, an increase of 40 basis points sequentially and an increase of 190 basis points compared to September 30, 2024.

Leasing Activity

•
During the three months ended September 30, 2025, Regency executed approximately 1.8 million square feet of comparable new and renewal leases at a blended cash rent spread of +12.8% and a blended straight-lined rent spread of +22.9%.
•
During the twelve months ended September 30, 2025, the Company executed approximately 7.4 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.5% and a blended straight-lined rent spread of +20.3%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended September 30, 2025, the Company started development and redevelopment projects with estimated net project costs of approximately $170 million, at the Company's share.
o
Third quarter project starts included over $140 million of ground-up development projects, including:
▪
The Village at Seven Pines in Jacksonville, FL, a 239K square foot Publix-anchored center
▪
Ellis Village Center in the San Francisco Bay Area, a 49K square foot Sprouts-anchored center
•
For the three months ended September 30, 2025, the Company completed development and redevelopment projects with estimated net project costs of approximately $22 million, at the Company's share.
•
As of September 30, 2025, Regency’s in-process development and redevelopment projects had estimated net project costs of $668 million at the Company’s share, 51% of which has been incurred to date.

Exhibit 99.1

Property Transactions

•
As previously disclosed, on July 23, 2025, the Company acquired a portfolio of five shopping centers in the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million.
•
On August 1, 2025, the Company acquired its partner's 50% interest in Chestnut Ridge Shopping Center in Montvale, NJ for approximately $9.2 million, and now owns 100% of the asset.
•
On August 1, 2025, the Company acquired its partner's 50% interest in Baybrook East and 47% interest in The Market at Springwoods Village, both in Houston, TX, for a combined total of $34 million and now owns 100% of both assets.
•
Subsequent to quarter end, the Company completed a property distribution with its partner involving 11 shopping centers within our Regency-GRI joint venture. Our partner transferred its 60% ownership interest in five properties to Regency: Ashburn Farm Village, Firstfield Shopping Center, Stefko Boulevard, Willow Lake and Willow Lake West. Effective October 1, 2025, Regency owns 100% of these five assets. In exchange, Regency transferred its 40% ownership interest in six properties to its partner: Allen Street, Centre Ridge, Hanover Village, Laguna Niguel, Ralston Square and Warwick Square. Effective October 1, 2025, Regency no longer has an ownership interest in these six assets. The transaction is expected to have a neutral impact to Regency's Nareit FFO and Core Operating Earnings in 2025.
•
During the quarter, the Company disposed of five assets for approximately $32 million.
•
Subsequent to quarter end, on October 7, 2025, the Company disposed of Hammocks Town Center in Miami, FL, for approximately $72 million.

Balance Sheet

•
During the third quarter, the Company settled approximately 673K shares under forward sale agreements in connection with its ATM program, entered into during 2024 at an average gross issuance price of $74.28 per share.
•
As of September 30, 2025, Regency had approximately $1.5 billion of available capacity under its revolving credit facility.
•
As of September 30, 2025, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.3x

Common and Preferred Dividends

•
On October 27, 2025, Regency's Board declared a quarterly cash dividend on the Company's common stock of $0.755 per share, an increase of approximately 7.1%. The dividend is payable on January 6, 2026 to shareholders of record as of December 15, 2025.
•
On October 27, 2025, Regency's Board declared a quarterly cash dividend on the Company's Series A preferred stock of $0.390625 per share. The dividend is payable on January 30, 2026 to shareholders of record as of January 16, 2026.
•
On October 27, 2025, Regency's Board declared a quarterly cash dividend on the Company's Series B preferred stock of $0.367200 per share. The dividend is payable on January 30, 2026 to shareholders of record as of January 16, 2026.

2025 Guidance

Regency Centers is hereby providing updated 2025 guidance, as summarized in the table below. Please refer to the Company’s third quarter 2025 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Exhibit 99.1

Full Year 2025 Guidance (in thousands, except per share data)	YTD Actual	Current 2025 Guidance	Prior 2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.73	$2.30 - $2.32	$2.28 - $2.32

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.46	$4.62 - $4.64	$4.59 - $4.63

Core Operating Earnings per diluted share(1)	$3.29	$4.39 - $4.41	$4.36 - $4.40

Same property NOI growth without termination fees	5.5%	+5.25% to +5.5%	+4.5% to +5.0%

Non-cash revenues(2)	$36,802	+/-$49,000	+/- $49,000

G&A expense, net(3)	$72,396	+/-$96,000	$93,000-$96,000

Interest expense, net and Preferred stock dividends(4)	$175,524	$235,000-$237,000	$235,000-$237,000

Management, transaction and other fees	$19,982	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$224,771	+/-$300,000	+/-$300,000

Acquisitions	$538,486	$538,500	+/-$500,000
Cap rate (weighted average)	6.0%	6.0%	+/- 6.0%

Dispositions	$38,029	$110,000	+/-$75,000
Cap rate (weighted average)(5)	5.1%	5.6%	+/- 5.5%

Share/unit issuances(6)	$249,662	$300,000	$300,000

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro-rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
Disposition cap rates excude the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
Share/unit issuances guidance of $300M reflects (i) $100M of common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) ~$200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Conference Call Information

To discuss Regency’s third quarter results and provide further business updates, management will host a conference call on Wednesday, October 29th at 11:00 a.m. ET. Dial-in and webcast information is below.

Third Quarter 2025 Earnings Conference Call

Date:	Wednesday, October 29, 2025
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Third Quarter 2025 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Exhibit 99.1

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended September 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$105,960	98,056	$314,742	303,672
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	109,933	107,801	321,296	319,765
Gain on sale of real estate, net of tax	(7,432)	(11,365)	(7,187)	(33,853)
Provision for impairment of real estate	3,374	-	4,636	-
Exchangeable operating partnership units	1,664	593	2,892	1,836
Nareit FFO	$213,499	195,085	$636,379	591,420

Nareit FFO per share (diluted)	$1.15	1.07	$3.46	3.20
Weighted average shares (diluted)	185,494	182,872	183,781	184,548

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$213,499	195,085	$636,379	591,420
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	2,375	-	7,069
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(6,773)	(5,886)	(20,070)	(16,907)
Uncollectible straight-line rent	(509)	(134)	611	1,899
Above/below market rent amortization, net	(5,423)	(5,370)	(17,260)	(17,910)
Debt and derivative mark-to-market amortization	1,816	1,693	4,618	4,333
Core Operating Earnings	$202,610	187,763	604,278	570,084

Core Operating Earnings per share (diluted)	$1.09	1.03	$3.29	3.09
Weighted average shares (diluted)	185,494	182,872	183,781	184,548

Weighted Average Shares For Diluted Earnings per Share	182,346	181,772	181,996	183,448

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	185,494	182,872	183,781	184,548

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$202,610	187,763	$604,278	570,084
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(33,832)	(36,430)	(90,109)	(91,168)
Debt cost and derivative adjustments	2,423	2,107	6,849	6,269
Stock-based compensation	5,321	4,776	16,219	14,078
Adjusted Funds from Operations	$176,522	158,216	$537,237	499,263
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Exhibit 99.1

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended September 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024

Net income attributable to common shareholders	$105,960	98,056	$314,742	303,672
Less:
Management, transaction, and other fees	(6,720)	(6,765)	(20,776)	(19,896)
Other (1)	(13,654)	(12,115)	(40,193)	(37,428)
Plus:
Depreciation and amortization	102,799	100,955	299,108	299,508
General and administrative	27,060	25,073	74,140	75,443
Other operating expense	1,770	3,654	5,402	9,363
Other expense, net	45,897	34,290	145,610	94,898
Equity in income of investments in real estate partnerships excluded from NOI (2)	12,099	12,492	40,229	39,439
Net income attributable to noncontrolling interests	3,244	2,107	7,838	7,252
Preferred stock dividends	3,413	3,413	10,239	10,239
NOI	281,868	261,160	836,339	782,490

Less non-same property NOI (3)	(7,631)	591	(10,080)	210

Same Property NOI	$274,237	261,751	$826,259	782,700
% change	4.8%		5.6%

Same Property NOI without Termination Fees	$273,460	261,002	$821,113	778,545
% change	4.8%		5.5%

Same Property NOI without Termination Fees or Redevelopments	$233,476	225,015	$702,778	672,529
% change	3.8%		4.5%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its third quarter 2025 supplemental package that may help investors estimate earnings. A copy of the Company’s third quarter 2025 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended September 30, 2025. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Exhibit 99.1

###

Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt and derivative adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Exhibit 99.1

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our Current 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition. Evolving political and economic events and uncertainties, including tariffs, retaliatory tariffs, international trade disputes, and immigration policies could adversely impact the businesses of our tenants and our business.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Exhibit 99.1

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.